United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1933

Date of Report: May 28, 2004

Commission File Number: 000-28767

Gaofeng Gold Corp.
(Formerly Anza Innovations, Inc.)

Nevada                         88-0403070
(Jurisdiction of Incorporation)        (I.R.S. Employer Identification No.)

4539 Voltaire, San Diego, CA                     92107
(Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code:       858.336.8914

Item 1. Change of Control of Registrant. None.

Item 2. Acquisition or Disposition of Assets. None

Item 3. Bankruptcy or Receivership. None.

Item 4. Changes in Registrant's Certifying Accountant. None.

Item 5. Other Events. The Registrant changed its principal office address to 227 Oakmont Drive, Rancho Mirage, Ca 92270.

Item 6. Changes of Registrant's Directors. On May 27, 2004, the Board of Directors for Gaofeng Gold, Corp. held its annual meeting of its Board of Directors. The members of the Board, Kevin A. Polis and Frank C. Mashburn, made the following motions and accepted the following resolutions.

The Board appointed Gary Campbell to the position of Chief Executive Officer and a member of the Board of Directors of the Corporation.

The Board appointed Frank C. Mashburn to the position of President and of the Corporation. Upon Acceptance of the Office of President of the Corporation, Kevin A. Polis, having fulfilled his duty as Interim President and Director, hereby resigns as Interim President and as a member of the Board of Directors, effective immediately.

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The Board appointed Stewart Irvine to the position of Vice President and a member of the Board of Directors of the Corporation.

The Board appointed Karl Harz to the position of Chief Financial Officer and a member of the Board of Directors the Corporation.

The Board appointed Albert Cook as a member of the Board of Directors of the Corporation.

Item 7. Exhibits. None

Item 8. Change in Fiscal Year. None

Item 9. Regulation FD Disclosure.    None.

Item 10. Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code    of Ethics.    None

Item 11. Temporary Suspension of Trading Under Registrant's Employee Benefit Plans.
           None

Item 12. Results of Operations and Financial Condition.    None

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.

Gaofeng Gold Corp..

by
Dated: May 28, 2004

/s/ Kevin A. Polis
Kevin A. Polis
Retiring Sole Officer & Director

/s/ Gary Campbell
Gary Campbell
Chief Executive Officer & Director

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